                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment on Form S-8 to Registration Statement No. 33-88818 of Glenayre Technologies, Inc. on Form S-4 of our reports dated February 3, 1995, appearing and incorporated by reference in the Annual Report on Form 10-K of Glenayre Technologies, Inc. for the year ended December 31, 1994 and to the reference to us under the headings "Experts" in the Reoffer Prospectus, which is part of such Registration Statement.




DELOITTE & TOUCHE LLP
Charlotte, North Carolina

March 25, 1996